AGREEMENT BETWEEN
                        TOYOTA MOTOR SALES, U.S.A., INC.
                                       AND
                             SONIC AUTOMOTIVE, INC.


Agreement, dated September 23, 1997, entered between Sonic Automotive, Inc., ("Sonic"), a Delaware corporation, with its principal place of business at 5401 Independence Blvd., Charlotte, NC, 28212, and Toyota Motor Sales, U.S.A., Inc.("TMS"), a California corporation, with its principal place of business at 19001 South Western Avenue, Torrance, CA, 90509.

WHEREAS, Sonic is currently the owner, directly or through its Affiliates (as defined in Paragraph 1 below) of Town & Country Toyota; and

WHEREAS, Sonic may wish to acquire, directly or through an Affiliate, additional Toyota and Lexus dealerships; and

WHEREAS, Sonic wants to issue stock in a public offering of securities anticipated to be traded on the New York Stock Exchange; and

WHEREAS, TMS has advised Sonic of TMS' policy limiting the number of commonly owned or controlled, directly or through an Affiliate (as defined below), dealerships by a single entity, which is currently as follows:

A.   TOYOTA

          A single entity shall not hold an ownership interest, directly or through an Affiliate, in more than: (a) the greater of one (1) dealership or 20% of the Toyota dealer count in a "Metro" market ("Metro" markets are multiple Toyota dealership markets as defined by
          TMS); (b) the lesser of five (5) dealerships or 5% of the Toyota dealerships in any Toyota Region ("Toyota Region" currently includes nine TMS Regions, Central Atlantic Toyota, Southeast Toyota Distributors, Inc., and Gulf States Toyota); and (c) seven (7) Toyota dealerships nationally.

     LEXUS

          A single entity shall not hold an ownership interest, directly or through an Affiliate, in more than: (a) two (2) Lexus dealerships in any Area ("Area" currently includes Eastern, Southern, Central and Western); and (b) three (3) Lexus dealerships nationally.

     "Affiliate" of, or a person or entity "affiliated" with, a specified person or entity, means a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person or entity specified. For the purpose of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, or the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of securities, by contract or otherwise.

B. In order for an entity to acquire additional Toyota or Lexus dealerships, within the limits of this Agreement, each Toyota or Lexus dealership which it owns, directly or through an Affiliate, must: a) be in full compliance with all of the terms of its Dealer Agreement; b) meet all of the applicable Toyota or Lexus Market Representation policies and standards; and c) meet applicable performance criteria for the most recent twelve (12) month period.

C. In order to allow TMS sufficient time to evaluate performance at its existing dealerships, an entity may not acquire any additional Toyota or Lexus dealership within nine {9) months of its prior acquisition of a similar make dealership.

D. If the purchase of any Toyota or Lexus dealership would result in exceeding the limits set forth in Paragraph 1 above, TMS will reject a dealer's application for approval of the ownership transfer until such time as the dealer shall divest itself of the appropriate number of dealerships to bring it into compliance with the requirements of this Agreement.

WHEREAS, Sonic and TMS are willing to resolve these issues in accordance with the terms set forth herein,

NOW THEREFORE, Sonic and TMS agree as follows:

1.   CHANGE IN OWNERSHIP OF SONIC

     TMS shall have the right to approve any ownership or voting rights of Sonic of twenty percent (20%) or greater by any individual or entity; PROVIDED HOWEVER, that if TMS reasonably determines that such individual or entity is unqualified to own a Toyota or Lexus dealership, or has interests incompatible with TMS, and such transfer is effected, Sonic must, within ninety (90) days from the date of notification by TMS of its determination, either: a) transfer the assets of its Toyota and Lexus dealerships to a third party acceptable to TMS; b) voluntarily terminate its Toyota and Lexus Dealership Agreements; or c) demonstrate that such individual or entity in fact owns less that 20% of the outstanding shares of Sonic, or does not have 20% of the voting rights in Sonic.

2.   OWNERSHIP OF CONTIGUOUS DEALERSHIPS

     Sonic shall not own contiguous dealerships (as that term is defined in the applicable Toyota or Lexus Dealer Agreement or policy) with common boundaries.

3.   SEPARATE ENTITIES FOR EACH TOYOTA AND LEXUS DEALERSHIP

     Sonic shall create separate legal entities for each Toyota and Lexus dealership which it owns, directly or through an Affiliate, shall obtain a separate motor vehicle license for each dealership, and shall maintain separate financial statements for each such dealership. Consistent with TMS policy, the name "Toyota" or "Lexus," as applicable shall appear in the d/b/a of each dealership.

4.   FACILITY STANDARDS

     In no instance shall a Toyota or Lexus dealership or any department(s) thereof be dualled with any other brand without TMS' prior written approval.



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



5.   GENERAL MANAGERS

     Each Toyota and Lexus dealership owned or controlled by Sonic shall have a qualified, approved (subject to the exception noted in Paragraph 6 below) General Manager. Each General Manager shall work at the Toyota or Lexus dealership premises, shall devote all of his/her efforts to the management of the dealership and shall have no other business interests or management responsibilities.

6.   APPROVAL OF THE GENERAL MANAGER

     Whenever Sonic nominates a new General Manager candidate for a Toyota or Lexus dealership, TMS shall have the right to withhold a decision concerning approval or rejection of the candidate for a period of up to one year, at its sole discretion; PROVIDED, HOWEVER, that the candidate may operate in the capacity of General Manager until TMS has approved or rejected him/her.

7.   LIMITATIONS ON THE AUTHORITY OF THE GENERAL MANAGER

     Sonic shall advise TMS of the limitations, by category and, where applicable, by specific action, on the authority of the General Manager regarding the operation of the dealership, and shall provide the name of the individual at Sonic who has such authority with respect to each listed category or specific action, in accordance with Paragraph 8 below.

8.   IDENTIFICATION OF SONIC CONTACT OFFICIAL

     Sonic shall identify, in each Toyota and Lexus Dealer Agreement, the Sonic executive (other than the General Manager of the dealership) who will respond directly to any Toyota or Lexus concerns regarding the operation or performance of the dealership, which executive will have full authority, in accordance with Sonic management policies, to resolve issues raised by TMS in connection with the operation of the dealership.



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



9.   SELLING TOYOTA AND LEXUS PRODUCTS

     Sonic shall make available to the customers at its Toyota and Lexus dealerships, all Toyota products, including vehicles, Genuine Parts and Accessories, retail financing (whether for purchases or leases) and extended service contracts.

10.  REPRESENTATION ON TOYOTA AND LEXUS DEALER ORGANIZATIONS

     No more than one representative each from the Toyota, and, separately, Lexus, dealerships owned, directly or through an Affiliate, by Sonic, may serve on the National Dealer Council or any future Toyota or Lexus national board(s) which may be established, and no more than one representative each may serve on either a Regional or Area Dealer Council, or Toyota or Lexus Dealer Association Board of Directors.

11.  DEALERSHIP PERSONNEL TRAINING

     Sonic shall not substitute training courses or certification programs of its own for those provided or sponsored by TMS without the prior approval of TMS.

12.  PUBLIC OFFERING OF SECURITIES BY SONIC

     TMS shall not object to a public offering of securities by Sonic so long as the limitations on ownership of voting control of Sonic contained in this agreement are not exceeded or breached in any way. In addition, TMS hereby approves the increase to 100% in equity interest in each Toyota and Lexus dealership in which subsidiaries of Sonic now have a majority equity interest.

13.  FINANCIAL DISCLOSURES

     Sonic shall provide TMS with copies of all information and materials filed with the Securities Exchange Commission, including, but not limited to, quarterly and annual financial statement filings, prospectuses and other materials related to Sonic.



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



14.  PROSPECTUS DISCLAIMER AND INDEMNIFICATION AND HOLD HARMLESS AGREEMENT

     Sonic shall place in its registration statement and its prospectus, as well as in any other document offering shares in Sonic to public or private investors, the following disclaimer:

          No Manufacturer (as defined in this Prospectus) has been involved, directly or indirectly, in the preparation of this Prospectus or in the Offering being made hereby. No Manufacturer has made any statements or representations in connection with the Offering or has provided any information or materials that were used in connection with the Offering, and no Manufacturer has any responsibility for the accuracy or completeness of this Prospectus.

     Sonic shall indemnify and hold harmless TMS pursuant to the terms of the Indemnification and Hold Harmless Agreement set forth in Attachment 1 to this Agreement.

15.  SOLE AGREEMENT OF THE PARTIES

     There are no prior agreements or understandings, either oral or written, between the Parties affecting this Agreement, except as otherwise specified or referred to in this Agreement. No change or addition to, or deletion of any portion of this Agreement shall be valid or binding upon the parties hereto unless approved in writing signed by an officer of each of the parties hereto.

16.  SEVERABILITY

     If any provision of this Agreement should be held invalid or unenforceable for any reason whatsoever, or conflicts with any applicable law, this Agreement will be considered divisible as to such provision(s), and such provision(s) will be deemed amended to comply with such law, or if it
     (they) cannot be so amended without materially affecting the tenor of the Agreement, then it (they) will be deemed



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



     deleted from this Agreement in such jurisdiction, and in either case, the remainder of the Agreement will be valid and binding.

17.  NO IMPLIED WAIVERS

     The failure of either party at any time to require performance by the other party of any provision herein shall in no way affect the right of such party to require such performance an any time thereafter, nor shall any waiver by any party of a breach of any provision herein constitute a waiver of any succeeding breach of the same or any other provision, nor constitute a waiver of the provision itself.

18.  TMS POLICIES

     This Agreement refers to certain policies and standards. Sonic acknowledges that these policies and standards are prepared by TMS in its sole discretion based upon TMS' evaluation of the marketplace. TMS may reasonably amend its policies and standards from time to time

19.  APPLICABLE LAW

     This Agreement shall be governed by and construed according to the laws of California.

20.  BENEFIT

     This Agreement is entered into by and between TMS and Sonic for their sole and mutual benefit. Neither this Agreement nor any specific provision contained in it is intended or shall be construed to be for the benefit of any third party.

21.  NOTICE TO THE PARTIES

     Any notices permitted or required under the terms of this Agreement shall be directed to the following respective addresses of the parties, or if either of the parties shall have specified another address by notice in writing to the other party, then to the address last specified:




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



     TOYOTA MOTOR SALES, U.S.A., INC.
     19001 South Western Avenue
     Torrance, California 90509

     SONIC AUTOMOTIVE, INC.
     P.O. Box 18747
     Charlotte, NC 28218

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             SONIC AUTOMOTIVE, INC.


                                             BY: /s/ O. Bruton Smith
                                                 ------------------------------

                                             ITS: Chief Executive Officer
                                                  -----------------------------


                                             TOYOTA MOTOR SALES, U.S.A., INC.


                                             BY:
                                                -------------------------------

                                             ITS:
                                                 ------------------------------




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